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                                                                   EXHIBIT 10.32

               *Confidential Treatment Requested
                Under 17 C.F.R. Sections 200.80(b)(4),
                200.83 and 230.406

                Omitted portions have been filed
                separately with the Securities and
                Exchange Commission


October 29, 1999

By Telecopy

Daniel Tierney
Vice President, Business Development
CINAR Corporation
1055, boul. Rene-Levesque Est.
Montreal, Quebec  H2L 4S5
Canada


RE:        STRATEGIC INITIATIVES
--------------------------------------------------------------------------------

Dear Dan:

In accordance with our discussions, this letter describes the understandings and commitments that have been reached between CINAR Corporation, a corporation organized under the laws of Canada ("CINAR"), and The Lightspan Partnership, Inc., a California corporation ("Lightspan") with respect to the development and execution of several potential strategic initiative projects (each, a "Strategic Initiative") between CINAR and Lightspan (the "Letter of Understanding").

The parties acknowledge and agree that it is their good faith intention to pursue each of the first, second and third Strategic Initiatives described below to completion. Following the execution of this Letter of Understanding, the parties agree to negotiate in good faith a detailed agreement for each of the first, second and third Strategic Initiatives described below and for any other Strategic Initiatives the parties may hereafter agree upon as described below. The parties will not move forward with the production phase of any Strategic Initiative unless and until they have both executed and delivered a detailed agreement with respect to the Strategic Initiative.

Pursuant to a separate stock purchase agreement ("Stock Purchase Agreement") to be entered into between CINAR and Lightspan concurrently with the execution of this Letter of Understanding, Lightspan has agreed to sell and CINAR has agreed to purchase certain shares of certain Lightspan stock. Pursuant to a warrant issued by Lightspan to CINAR (the "Warrant") concurrently with the execution of this Letter of Understanding, as described more fully below, Lightspan will grant to CINAR warrants to purchase 500,000 shares of its Series E Preferred Stock at an exercise price per share of five dollars ($5.00) so that, in the event that all of the warrants are exercised by CINAR, Lightspan will receive two million five hundred thousand dollars ($2,500,000) in gross proceeds. The warrants shall be exercisable by CINAR only upon the occurrence of certain conditions with respect to the Strategic Initiatives as described in sections
1.1.8 and 1.2.8 and 1.3 below and in the Warrant and shall be subject to the terms and conditions set forth in the Warrant .

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1.         Strategic Initiatives

1.1. First Strategic Initiative--"Convergence" TV Series for Traditional TV and "Broadband" Cable Deployment

1.1.1.     Project Name:  [***]

1.1.2.     Project Description

           CINAR and Lightspan will work together to create two versions of a state of the art "convergence" television series that is specifically designed to combine Internet (i.e. interactive) content and activities with a linear animated television show (the "Series"). One version of the Series will be designed and produced for "broadband" distribution via cable operator set top boxes. The other version of the Series will be designed and produced for standard television distribution and narrow band Internet connectivity. The parties will produce a minimum of twenty-six (26) episodes of each version of the Series. The internet content for the Series will be located exclusively at Lightspan.com. Notwithstanding the above, the parties acknowledge that they may, subject to their mutual agreement, allow a third party broadcaster or other entity to develop and host a limited character internet site for the purpose of marketing the Series. The Series hopefully will, but will not necessarily, feature characters developed by Lightspan for use in its "Achieve Now" educational software products or characters from other similar Lightspan products.

           All material decisions with respect to the development and production of the Series--including, but not limited to, the decision as to whether the Series will feature characters used in Lightspan's "Achieve Now" educational software products, or characters from other similar Lightspan products --will be subject to the mutual agreement of the parties.

1.1.3.     Division of Production Responsibilities

           CINAR will take primary responsibility for: (i) the selection and development of a property on which to base the Series (possibly a Lightspan character property, as mentioned above); (ii) the creation of a bible for the Series, describing, in considerable detail, characters, principal story lines, art direction and other creative elements of the Series (the "Bible"); (iii) the development of scripts for all episodes in the Series; and (iv) the development and production of all linear content intended for viewing on broadcast or cable television or via set top cable boxes and all animated character sequences required for Internet or "interactive" content for the Series. Lightspan will have approval rights with respect to the same.


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           Lightspan will take primary responsibility for the development of all interactive portions of the Bible for the Series and for the production of all Internet or "interactive" content for the Series other than that which CINAR is principally responsible for. CINAR will have approval rights with respect to the same. It is contemplated that a portion of the interactive production may, subject to the mutual agreement of the parties, occur at CINAR-Online's offices in Montreal under the supervision of Lightspan in order to benefit from institutional financial incentives.

           Neither party will have any obligation with respect to the development or financing of the Series beyond the development and financing of the Bible for the Series as provided herein unless the parties have executed a more detailed agreement for the Series [***]. The parties agree to put a team of company representatives together for at least two days during the month of [***] to commence negotiation of the more detailed agreement and to use their best efforts to pursue completion of negotiations of the agreement expeditiously thereafter.

1.1.4.     Division of Sales and Marketing Responsibilities

           CINAR will take primary responsibility for all narrow band television sales, (domestic and international), including, but not limited to, all network, cable and syndication sales. CINAR will also take primary responsibility for all international broadband distribution sales and will seek out international broadband media partners to act as investors in the broadband version of the Series. If the Series is not based on characters used in Lightspan's "Achieve Now" educational software products, or characters from other similar Lightspan products CINAR will further take primary responsibility for the exploitation of merchandise and all other ancillary rights related to the Series.

           Lightspan will take primary responsibility for all domestic (i.e. United States) broadband distribution sales and will seek out domestic broadband media partners to act as investors in the broadband version of the Series.

1.1.5.     Ownership

           CINAR and Lightspan [***] underlying property rights as well as rights to the Series [***].

1.1.6.     Production Financing

           The detailed agreement for the Series will include a production budget of estimated expenses with respect to the development and production of all aspects of linear TV and Internet or "interactive" elements for both versions of the Series (the "Production Budget"). CINAR and Lightspan will be responsible for [***] of the Production Budget for the Series. The


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           Production Budget will be subject to the mutual approval of the parties. Unless the parties otherwise agree, they will not "green light" production of the Series until such time as they have achieved total financial commitments of at least [***] of the agreed upon Production Budget in form and substance satisfactory to the parties, thereby effectively reducing each party's maximum financial responsibility with respect to the series to [***] of the Production Budget. The Production Budget shall include a development budget for the Bible, the maximum amount of which shall be [***], and the parties shall share in the financing of the same [***].

1.1.7.     Division of Revenues

           Distribution fees, commissions and cost recoupment arrangements shall be subject to further negotiations and shall be set forth in the detailed agreement for the Series. All net profits from the Series shall [***]. CINAR will not share in advertising, sponsorship or any other revenues from Lightspan.com but will be entitled to share in [***].

1.1.8.     Timeline/ Next Steps

           CINAR and LIGHTSPAN agree that time is of the essence with respect to the development and production of the Series and agree that they work together in good faith with the goal of completing, no later than [***].

           [***]

           [***]

           [***]

           [***]

           The parties further agree that it is their mutual goal that the first episode of the traditional television version of the Series shall be complete and ready for broadcast no later than [***]. The parties shall set forth a


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           detailed schedule for production and distribution of the Series in the detailed agreement for the Series.

1.1.9.     Lightspan Warrants

           CINAR's right to exercise 200,000 of the shares (or 150,000 as the case may be) subject to the Warrant shall be subject to and vest only upon the occurrence of the following with respect to the Series:

           (i)    Upon completion of [***] the Series - 50,000 shares;
           (ii)   Upon [***] the Series [***] - 75,000;
           (iii)  Upon [***] the Series - 75,000 shares.

           It is noted that if the character properties used as basis for the Series are not characters developed by Lightspan for use in its "Achieve Now" educational software products, or other similar Lightspan products the number of shares for each of Section 1.1.9(ii) and 1.19(iii) will be 50,000 instead of 75,000 respectively.

1.2.       Second Strategic Initiative--CINAR and HighReach Content [***]. Pre-K
           Portal

1.2.1.     Project Name: [***]

1.2.2.     Project Description

           Lightspan with the assistance of HighReach Learning ("HRL"), a wholly-owned subsidiary of CINAR, shall work together to create [***] a Pre-K educational portal ("Portal"), which will prominently feature HRL as the premier daycare curriculum company brand featured on the site. The Portal will include Lightspan Internet tools and content appropriate for use by pre-K caregivers, parents and parents of pre-K children and appropriate for pre-K caregivers and parents to engage in. The portal may also include age appropriate CINAR animated and live action character properties (subject to existing and future agreements) and HRL content. HRL will continue to maintain and further develop its own Internet site which will be primarily for the distribution of the HRL curriculum products and content, e-commerce, as well as for the presentation of general corporate and promotional materials. The Portal will otherwise serve as the principal pre-K educational portal entry for HRL.

           CINAR and HRL will be entitled to consult with respect to and approve all material decisions with respect to the use and depiction of CINAR properties and HRL content in the Portal.


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           Neither party will have any obligation with respect to the development of the Portal unless the parties have executed a more detailed agreement with respect to the development of the Portal by [***]. The parties agree to put a team of company representatives together for at least two days during the month of [***] to commence negotiation of the more detailed agreement and to use their best efforts to pursue completion of negotiations of the agreement expeditiously thereafter.

           The detailed agreement with respect to the Portal will include certain exclusivity provisions addressing: [***], provided, however, that CINAR will not in any event be restricted from licensing the CINAR properties [***].

1.2.3.     Division of Production Responsibilities

           Lightspan will have principal responsibility for all aspects of the development of the Portal other than the development of HRL content for the Portal. HRL will actively consult with Lightspan on the design and development of the Portal and will take primary responsibility for the contribution of such HRL content for the Portal as the parties agree is desirable, from time to time. The detailed agreement for the Portal will include a schedule detailing the key representatives from CINAR, HRL and Lightspan who will work together with respect to the development and production of the Portal and the HRL Portal content as well as the minimum level of contribution anticipated to be required of CINAR and HRL representatives

1.2.4.     Division of Marketing Responsibilities

           Lightspan shall be responsible for all general marketing with respect to the Portal. CINAR will actively assist in the marketing of the Portal by promoting the Portal through the inclusion of certain CINAR animation and live action properties on the site and through its HRL subsidiary and its products, all on terms to be more fully described in a marketing plan to be included in the long form agreement with respect to the Portal. Lightspan will have access to the HRL database and HRL will have access to Lightspan's Portal database for co-marketing purposes.


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1.2.5.     Ownership

           CINAR and HRL properties and content used in the Portal will be owned by [***] but licensed to [***] in accordance with terms to be included in the detailed agreement for the Portal. As between the parties, Lightspan will otherwise own all other intellectual property rights with respect to the Portal.

1.2.6.     Production Financing

           Unless the parties otherwise agree, CINAR, HRL and Lightspan will each bear the costs they incur in the fulfillment of their own responsibilities with respect to the development and production of the Portal, as described above. Notwithstanding the above, it is understood that HRL will not be obligated to dedicate more than the equivalent of one full-time position to work with Lightspan on the Portal. Out of pocket costs to be incurred by HRL in connection with the Portal shall be subject to negotiation by the parties.

1.2.7.     Division of Revenues

           To the extent to which Lightspan and CINAR agree that they will make HRL products (or an Internet version of them) available for sale on the Portal, they will also agree upon a mutually acceptable way of dividing revenues from the sale of such products. Lightspan will otherwise be entitled to [***] derived from the [***], including, but not limited to any advertising or sponsorship revenues derived in connection with [***] and HRL will be entitled [***] derived from [***].

1.2.8.     Timeline/ Next Steps

           The parties shall set forth in the detailed agreement for the Portal a detailed schedule for the initial work the parties will need to work on together in connection with the development of the Portal. The parties acknowledge that their mutual goal is to launch the Portal by the end of [***]. The parties further agree that the following steps shall take place in sequential order:

           i) Step One. Negotiation and execution of a detailed agreement for the Portal by [***];

           ii) Step Two. After the completion of step one, the commencement of joint production efforts by the parties for the Portal and

           iii) Step Three. After the completion of Step One and Step Two, all other efforts required of the parties for the official, advertised launch of the Portal.


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1.2.9.     Lightspan Warrants

           CINAR's right to exercise the warrants to purchase [***] of the shares subject to the Warrant shall be subject to and vest only upon the occurrence of the following with respect to the Portal:

           (i)     Upon the [***] the Portal -- 100,000 shares.

           (ii)    Upon the [***] the Portal -- 100,000 shares.

1.2.10.    Term

           The initial term of the detailed agreement with respect to the Portal shall be [***]. Provided that Lightspan meets certain success criteria with respect to the Portal to be specified in the detailed agreement for the Portal, Lightspan will have an option to extend the initial term for an additional period of [***]. Other extensions of the term shall be subject to performance criteria to be described in the detailed agreement.

1.3.       Third Strategic Initiative

           The parties agree that the third Strategic Initiative shall be either [***] Within months of the date of this Letter of Understanding, the parties shall negotiate and conclude a more detailed Agreement setting forth the rights and responsibilities of the parties with respect to the development and exploitation of the third Strategic Initiative. CINAR's rights to exercise the remaining [150,000] shares of Lightspan stock (or [100,000] shares as the case may be pursuant to Section 1.1.9) subject to the Warrant and shall be tied to the signature of such agreement and the completion of certain development milestones with respect to the third Strategic Initiative, all on terms to be included in the detailed agreement for the third Strategic Initiative. The parties agree to put a team of company representatives together for at least two days during the month of [December 1999] to commence negotiation of the more detailed agreement for the Third Strategic Initiative and to use their best efforts to pursue completion of negotiations of the agreement expeditiously thereafter.

2.         Other Strategic Initiatives -

           The parties have agreed, to negotiate in good faith a distribution arrangement whereby CINAR's Edusoft subsidiary would distribute in international markets (other than Japan) Lightspan's "Achieve Now" software products (Edusoft would be responsible for the localization of "Achieve Now" for those markets). The parties


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           further agree to put a team of company representatives together for at least two days within [***] months of signature of the Letter of Understanding to commence negotiation of a more detailed agreement regarding the distribution of Lightspan's Achieve Now software products by Edusoft and to use their best efforts to pursue completion of negotiations of the agreement expeditiously thereafter.

           Furthermore the parties will work together to develop other Strategic Initiatives and have agreed, in principal, to enter into one or more other Strategic Initiatives which may include the following:

           o       Strategic co-marketing arrangements between the parties;

           o The distribution in the U.S. of certain EduSoft ESL products for the K-8 school market.

3.         Warrant

           The execution and delivery of the Warrant by CINAR and Lightspan is a condition to the execution and delivery of this Letter of Understanding by CINAR and Lightspan and a condition precedent to each of CINAR and Lightspan performing its obligations hereunder. Each of CINAR and Lightspan understands and agrees that the warrants shall vest and become exercisable pursuant to the terms and conditions set forth in the Warrant.

4.         Prohibition on Other Discussions

           CINAR agrees that it will not enter into negotiation with any third party with respect to an initiative that would be similar to or competitive with the first and/or second Strategic Initiatives set forth above until the earlier [***] with respect to such initiatives or the date [***] from the date of this letter of understanding.

5.         Press Releases

           The parties shall work together to develop and release an initial joint press release with respect to the matters described in this Letter of Understanding and such additional press releases with respect to Strategic Initiatives as the parties hereafter deem appropriate. All releases with respect to the Strategic Initiatives shall be subject to the approval of parties.

6.         Letter of Understanding

           It is agreed and understood that the parties shall in good faith negotiate a detailed agreement for the above-mentioned strategic initiatives, which will set out further the business arrangements between CINAR and Lightspan with regards to the Strategic Initiatives. In the meantime, this Letter of Understanding shall be binding


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           upon the parties; provided, however, that this Letter of
           Understanding shall not be binding on either party and shall in all respects be deemed null and void unless this Letter of Understanding, the Stock Purchase Agreement, the Warrant and all documentation related thereto are all fully executed and delivered by both CINAR and Lightspan by close of business, Thursday October 28, 1999.

7.         Assignment

           The rights of CINAR and of Lightspan pursuant to this Letter of Understanding and the detailed agreements referred to in Sections 1.1.3, 1.2.2 and 1.3 shall be assignable, without the other party's consent to wholly owned affiliates of CINAR or wholly owned affiliates of Lightspan as the case may be.

8.         Venue/ Applicable Law

           This Letter of Understanding shall be deemed entered into in San Diego, California and its terms shall be subject to and interpreted under the laws of California.

If the foregoing accurately represents our mutual agreement, please so indicate by signing a copy of this Letter of Understanding where indicated below and returning it to us for our signature. When signed by both parties, this Letter of Understanding will be effective as of the date first set forth above.

We're excited by the prospect of working with you on these terrific initiatives.

Very truly yours,




Merritt Farren


ACCEPTED AND AGREED:

CINAR                                     LIGHTSPAN





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